UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):     February 20, 2008

INDUSTRIAL DISTRIBUTION GROUP, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-13195	58-2299339
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

950 East Paces Ferry Road, N.E. Suite 1575 Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (404) 949-2100

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 20, 2008, Industrial Distribution Group, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Project Athena Holding Corporation, a Delaware corporation (“Athena”), and Project Athena Merger Corporation, a Delaware corporation (“Athena”), and a direct wholly-owned subsidiary of Athena (“Merger Sub”).  The total value of the transaction is approximately $113.0 million, which includes the acquisition of all of the Company’s outstanding shares and options for approximately $102.9 million, and the assumption of all Company debt.  Under the Merger Agreement, the Company’s stockholders will be paid $10.30 per share in cash, and the holders of outstanding options for Company common stock (which will become fully vested in connection with the merger) will be paid the positive difference, if any, between $10.30 per share and the exercise price of the options.

The Merger Agreement may be terminated by the Company or Athena in certain circumstances detailed in the Merger Agreement.  Under specified circumstances, the Company would be required to pay Athena, or Athena would be required to pay the Company, a termination fee equal to 3% of the total purchase price.

In accordance with the Merger Agreement, each of the directors and the two named executive officers of the Company have entered into a Support Agreement pursuant to which they agree to approve the transaction.

Consummation of the merger is subject to approval of the Merger Agreement by the Company’s stockholders and other customary closing conditions.  A special meeting of IDG stockholders to consider and vote on the proposed merger will be called and held as promptly as possible, consistent with requirements of the Securities and Exchange Commission and the Nasdaq Market.  If approved by the Company’s stockholders, and if those conditions are satisfied or waived, the parties expect to consummate the merger promptly thereafter.

There is no relationship between the Company or any of its affiliates and Athena or Merger Sub other than in respect of the Merger Agreement.

The Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.  The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

A press release announcing this transaction was released on February 20, 2008 and is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits:

2.1	Agreement and Plan of Merger, effective February 20, 2008, among Project Athena Holding Corporation, Project Athena Merger Corporation, and Industrial Distribution Group, Inc.

99.1	Press Release dated February 20, 2008 issued by Industrial Distribution Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2008
/s/ Jack P. Healey
Jack P. Healey
Executive Vice President and Chief Financial Officer